UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2019

2050 MOTORS, INC.

(Exact name of Registrant as specified in its Charter)

California	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1340 Brook Street, Unit M, St. Charles, Illinois 60714

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

2050 Motors, Inc. is referred to herein as “we”, “us”, or “us”

Background

On May 14, 2019, we filed a Form 8-K disclosing that we intend to launch a global cannabis social network “KANAB.CLUB”. This filing incorporates a press release adding further disclosure to that filing.

Item 8.01 Other Events

We have engaged Markup Designs Pvt. Ltd. (“MDPL”; https://www.markupdesigns.com), a global Web and mobile application development company, to design and build a social network to be named “KANAB.CLUB” (www.kanab.club) targeting the global cannabis market. On May 13, 2019, we completed an initial payment to MDPL, mandating them to deploy a home page with launch information and sign-up capabilities for customers with an expected go-live date of May 24, 2019, and to complete a working Web platform within 60 days after the home page launch. After coding industry-standard social media functionality, we intend to add an online marketplace, 420 dating services, discussion forums, rewards programs/points including potential utility crypto coins, differentiated advertising and navigation capabilities (www.linkstorm.net), and Android/iOS mobile applications to the platform. We have obtained a right of first refusal and right of participation to invest in KANAB CORP. and anticipate an equity ownership in KANAB CORP. of 50% using Series B Preferred Stock as consideration. As with other 2050 Motors’ existing, announced and/or planned portfolio companies, we intend to incubate KANAB CORP. and plan to grant the entity a spin-out option to our shareholders in order to become its own public company when it achieves scale. A completion of any transaction between 2050 and KANAB CORP. is subject to further analysis and due diligence prior to execution of a Definitive Agreement and closing documents.

Item 9.01. Exhibits

(a) Exhibits. The following exhibit is included with this Current Report on Form 8-K:

2050 To Launch Global Cannabis Social Network KANAB.CLUB

Allows 2050 to Target a Total Addressable Market (TAM) of Almost a Quarter Billion Users of THC/CBD

CHICAGO, ILLINOIS, UNITED STATES, May 15, 2019 /EINPresswire.com/ — 2050 Motors, Inc. (US OTC: ETFM) announces that intends to launch a social network targeting the global cannabis industry. To this end, the Company has engaged Markup Designs Pvt. Ltd. (“MDPL”; https://www.markupdesigns.com), an international Web and mobile application development company, to design and build a social network to be named “KANAB.CLUB” (www.kanab.club ). On May 13, 2019, 2050 completed an initial payment to MDPL, mandating their programmers to deploy a home page with launch information and sign-up capabilities for customers with an expected go-live date of May 24, 2019, and to complete a working Web platform within 60 days after the home page launch. After coding industry-standard social media functionality, we intend to add a multitude of features, such as an online marketplace, 420 dating services, discussion forums, rewards programs / points including potential utility crypto coins, differentiated advertising and navigation capabilities such as those offered by Linkstorm (www.linkstorm.net), and Android / iOS mobile applications.

Regarding structure, 2050 anticipates an equity ownership in a subsidiary to be named “KANAB CORP.” of 50% using Series B Preferred Stock as consideration and has obtained a right of first refusal and right of participation to invest in the social network. As with other 2050 Motors’ existing, announced and/or planned portfolio companies, 2050 intends to incubate KANAB CORP. and plans to grant the entity a spin-out option to its shareholders in order to become its own public company when it achieves appropriate scale. A completion of any transaction between 2050 and KANAB CORP. is subject to further analysis and due diligence prior to execution of a Definitive Agreement and closing documents.

Said Vik Grover, CEO: “I believe we are at the dawn of a new era in social media, characterized by the maturation of mainstream networks like Facebook, Instagram, Twitter and SNAP and the growing demand for specialized online destinations that suit the particular needs of Internet users. With the recent and ongoing legalization and decriminalization of cannabis sales – both THC and CBD products – especially in the U.S.A. and Canada, I believe the time is ideal to launch a global site catering to the substantial, growing population that uses and/or transacts business in the cannabis industry.”

Industry Statistic: Ever wonder how many people in the world consume cannabis? Well, if you’re one of them, then you’re in the company of 182 million, 999 thousand, 999 others. That’s approximately how many people enjoy marijuana worldwide according to a recent edition of the United Nations’ “World Drug Report”, which says the number could be as high as 238 million people worldwide (nearly double the population of Mexico). That makes cannabis the most widely used drug in the world.

About 2050 Motors, Inc.

2050 Motors, Inc. is a publicly traded company focused on business incubation. The Company invests in, provides assistance and support with management and Board representation/guidance, and advises emerging growth companies aligned with its environmental, social, and governance (“ESG”) mission. 2050 is developing direct investment and affiliations - majority- and minority-owned as well as in joint venture formats - that afford emerging companies access to the public markets for expansion capital as well as spin-out options to become their own stand-alone public companies.

Disclosure Statement

Statements in this press release about our future expectations, including without limitation, the likelihood that 2050 Motors will be able to meet US DOT requirements, meet minimum sales expectations, be successful and profitable in the US market, bring significant value to 2050 Motors’ stockholders, and leverage capital markets to execute its growth strategy, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.

Vik Grover

2050 Motors, Inc.

+1 630-708-0750

investors@2050motors.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2050 MOTORS, INC.

Date: May 15, 2019	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer